RULES APPLICABLE TO AWARDS GRANTED ON OR AFTER 26 JULY 2023 THE BP EXECUTIVE DIRECTORS’ INCENTIVE PLAN (Adopted by shareholders at the Annual General Meeting on 13th April 2000) (Renewed by shareholders at the Annual General Meeting on 14th April 2005) (Renewed by shareholders at the Annual General Meeting on 15th April 2010) (Renewed by shareholders at the Annual General Meeting on 10th April 2014) (Amended by the Remuneration Committee on 18th May 2017) (Renewed by shareholders at the Annual General Meeting on 27th May 2020) (Amended by the Remuneration Committee on 26th July 2023)

RULES APPLICABLE TO AWARDS GRANTED ON OR AFTER 26 JULY 2023 CONTENTS PART PAGE THE BP EXECUTIVE DIRECTORS’ INCENTIVE PLAN ........................................ 1 DEFINITIONS ............................................................................................................. 2 EDIP PERFORMANCE SHARE ELEMENT .............................................................. 7 EDIP DEFERRED BONUS ELEMENT ..................................................................... 22

RULES APPLICABLE TO AWARDS GRANTED ON OR AFTER 26 JULY 2023 134 THE BP EXECUTIVE DIRECTORS’ INCENTIVE PLAN This document sets out the rules of the EDIP as they will apply for Awards granted following 26 July 2023. A separate version of the rules sets out the rules of the EDIP as they applied for Awards granted before 26 July 2023. PREAMBLE The EDIP has two elements which comprise the tools available to the Committee to construct Executive Directors’ long-term incentive arrangements: 1. The Performance Share Element (Part 1) This element permits performance share awards to be granted which may result in Shares vesting (without payment) to the extent that a performance condition imposed by the Committee is met. 2. The Deferred Bonus Element (Part 2) This element permits a proportion of the annual bonus for any financial year to be deferred into a share award that will vest subject to continued employment only. The Performance Share Element and the Deferred Bonus Element are each standalone elements of the EDIP under which distinct awards are granted, but together comprise the EDIP. The key objectives of the EDIP are to ensure that the remuneration packages for the Executive Directors support the Company’s goal of maximizing sustainable long-term shareholder value, and to provide a just system of fixed and variable pay for Executive Directors, taking into account the success of the Company and the competitive global marketplace in which the Company operates. The Committee will keep these objectives, and the manner in which it operates the EDIP, under regular review, and will be proactive in obtaining an understanding of shareholder preferences.

234 DEFINITIONS 1.1 In this EDIP, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely: Approval Date means the date of approval of the EDIP by the Company in general meeting; Award means an award granted under rule 1 in the form of an Option, a Conditional Award or a Phantom Award as the Committee may determine, which is for the time being subsisting; Award Certificate means the notification to a Participant setting out the specific conditions of an Award in such form as the Committee may determine from time to time; Board means the board of directors of the Company or a duly authorised committee of it which may include the Committee; Capital Reorganisation means any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation issue, rights issue, open offer, sub-division, consolidation or reduction); Cause means material breach by a Participant of his/her contract of employment; Cash Amount means, in relation to an Award which has Vested, an amount which, in the opinion of the Committee, is equal to the Market Value on the Vesting Date of the Vested Shares less any amount which the Participant is required to pay under these rules in order to realise the Award; Committee means the remuneration committee of the Board or such other appropriately constituted committee; Company means BP p.l.c. registered in England and Wales under number 00102498; Company’s Remuneration Policy means at any time the directors’ remuneration policy most recently approved by shareholders of the Company in accordance with section 439A Companies Act 2006; Conditional Award means an Award which takes the form of a conditional right to acquire or receive Shares at no or nominal cost or a conditional allocation of Shares; Control has the meaning given to that word by section 995 of the Income Tax Act 2007; Date of Grant means the date on which the Committee grants an Award; Dealing Day means any day on which the London Stock Exchange is open for the transaction of business; Dealing Restriction means a restriction imposed by any law, order, regulation or directive, the Listing rules, the Market Abuse Regulation, the Share Dealing Code, the City Code on Takeovers and Mergers, the rules applying to any Listing of the Company and/or any other code adopted by the Company regulating dealings in Shares; Deferral Period means the period(s) specified by the Committee pursuant to rule 1.5 of the Deferred Bonus Element;

334 Deferred Bonus Element means the BP EDIP Deferred Bonus Element; Dividend Equivalent means additional Shares awarded to a Participant in respect of his/her Vested Shares; the EDIP means this Executive Directors Incentive Plan, comprising the Performance Share Element and the Deferred Bonus Element, as amended from time to time; Employees’ Share Scheme has the meaning given by section 1166 of the Companies Act 2006; Executive means a person who, at the Date of Grant is an employee (including an executive director of the Company) of any member of the Group; Financial Year means a financial year of the Company within the meaning of section 390 of the Companies Act 2006; Grant Period means the period of 42 days commencing on any of the following: (a) 26 July 2023 (being the date the EDIP in its current form was approved by shareholders of the Company or the Committee); (b) the day on which the Company makes an announcement of its results for any period; (c) any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards; or (d) the day following the lifting of any Dealing Restrictions which prevented the grant of the Award during the periods referred to in (a) to (c) above. Group means the Company and the Subsidiaries from time to time and the expressions member of the Group and Group Company shall be construed accordingly; Listed means admitted to trading on the London Stock Exchange or other recognised stock exchange, and Listing will be construed accordingly; Listing Rules means the UK Listing Rules published by the Financial Conduct Authority (as amended from time to time); the London Stock Exchange means London Stock Exchange Group plc or any successor body thereto; Malus and Clawback Policy means the Company’s malus and clawback policy, as amended from time to time; Market Abuse Regulation means Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse (or any equivalent or successor legislation); Market Value means, in relation to a Share on any day: (a) if and for so long as the Shares are admitted to trading on the London Stock Exchange: (i) the closing middle-market quotation for a Share on that day (as derived from the daily official list of the London Stock Exchange); or

434 (ii) the average of the closing middle-market quotations during such period as the Committee may determine but not exceeding 30 Dealing Days ending on that day and provided such Dealing Day(s) fall within a Grant Period; or (b) if the Shares are ADRs, the Committee has the discretion to calculate the value of ADRs by reference to the closing middle-market quotation for an ADR as valued on the New York Stock Exchange on that day; or (c) if the Shares are not admitted to trading on the London Stock Exchange, the market value of a Share on that day as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992; Misconduct means: (a) material misconduct; (b) conduct in which the Executive has participated or was responsible for which has resulted or could result in material financial loss or reputational harm; (c) failure to meet appropriate standards of fitness and propriety; and (d) any other misconduct as determined by the Committee in its discretion; Notional Amount has the meaning given in rule 1.3 of the Deferred Bonus Element; Notional Share means a notional share equal in value to a Share, but having no legal rights attributable to a Share; Official List means the Official List of the UK Financial Conduct Authority; Option means an Award which takes the form of an option to acquire Shares at no or nominal cost following Vesting; Participant means an individual who holds a subsisting Award (including, where the context permits, the legal personal representatives of a deceased Participant); Performance Conditions means the performance conditions applicable to an Award as determined by the Committee at the Date of Grant; Performance Period means, unless the Committee determines otherwise at the Date of Grant, in relation to an Award, the period of three Financial Years commencing with the Financial Year in which the Date of Grant falls; Performance Share Element means the BP EDIP Performance Share Element; and Phantom Award means an Award which takes the form of a right to receive a cash payment calculated by reference to the Market Value of a Notional Share; Plan means the BP Executive Directors’ Incentive Plan comprising the Performance Share Element and the Deferred Bonus Element as amended from time to time in accordance with the rules; Registered Holder means any person or persons nominated by the Company to hold Retained Shares on behalf of a Participant; Relevant Date has the meaning set out below, with references to sub-rules for the Performance Share Element being to sub-rules of rule 12 and for the Deferred Bonus Element being to sub-rules of rule 7:

534 (a) if the Relevant Event falls within sub-rule (a) the date on which Control is obtained and any conditions to which the offer is made subject are satisfied; (b) if the Relevant Event falls within sub-rule (b), either the date on which the scheme of arrangement is approved at the shareholders’ meeting or is sanctioned by the Court (as determined by the Committee in its absolute discretion); (c) if the Relevant Event falls within sub-rule (c), the date on which the person first becomes so bound or entitled; or (d) if the Relevant Event falls within sub-rule (d), the date on which notice of the resolution for winding up is given; Retained Shares means a Participant’s Vested Shares and the Dividend Equivalents attributable thereto which shall be held by the Registered Holder pursuant to rule 6 of the Performance Share Element; Retention Period means a period of three years ending with the sixth anniversary of the date of commencement of the Performance Period; Share Dealing Code means the Company’s code on share dealing as in force from time to time; Shares means fully paid ordinary shares in the capital of the Company or ADRs representing those shares or shares or ADRs representing those shares following any Capital Reorganisation and references to Shares shall include Notional Shares where required; Subsidiary means any company which is a subsidiary of the Company within the meaning of section 1159 of and Schedule 6 to the Companies Act 2006; Tax and/or Tax Liability means all liability to income tax (or overseas equivalent) which any member of the Group is liable to account for on behalf of the Participant directly to any taxation authority (including, but without limitation, through the PAYE system) and all liability to social security (or overseas equivalent) which any member of the Group is liable to account for on behalf of the Participant to any taxation authority (including, but without limitation, primary Class 1 (employee’s) National Insurance contributions) which arises in connection with an Award or Shares; Termination Date means the date on which a Participant ceases to be employed by the Group; Transfer Date means the date on which Shares may be released from the Retention Period in accordance with the rules of this Plan; Treasury Shares means treasury shares held by the Company in accordance with sections 724 to 732 of the Companies Act 2006; Trustees means the trustees or trustee for the time being of any employee benefit trust established by the Company or any member of the Group from time to time for the benefit of employees of the Group; Vesting Date means in respect of an Award (a) the later of: (i) the third anniversary of the Date of Grant; (ii) the date on which the Committee has determined the Performance Conditions (if applicable) have been satisfied; (iii) the date on which the

634 Deferral Period ends; or (b) such other date as an Award may vest in accordance with these rules, provided that if the Vesting Date would otherwise fall in a Closed Period or on a date when the Company and/or the Participant would otherwise be subject to any Dealing Restrictions, it shall be at such later date as when those Dealing Restrictions lift; Vesting Period means in relation to an Award, the period beginning on the Date of Grant of such Award and ending on the Vesting Date; and Vested Shares means Shares or notional Shares the subject of Awards in respect of which the Vesting Date has passed, and Vest and Vesting shall be construed accordingly. 1.2 Interpretation. In the EDIP, unless the context otherwise requires: (a) references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality); (b) headings do not affect the interpretation of the EDIP; the singular shall include the plural and vice versa; and references to one gender include all genders; and (c) references to “realise”, “realised” or “realisable” in the case of a Conditional Award and a Phantom Award shall, in the case of an Option, be construed as “call for”, “called for” or “may be called for” respectively. 1.3 Enactments. Except as otherwise expressly provided in the EDIP, any express reference to an enactment includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the Adoption Date; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the Adoption Date) under that enactment, as amended, consolidated or re-enacted as described at (i) or (ii) above.

734 PART 1 EDIP Performance Share Element

834 CONTENTS RULE PAGE 1. GRANT OF AWARDS ..................................................................................... 9 2. PERFORMANCE CONDITIONS ..................................................................... 9 3. INDIVIDUAL LIMITS ON AWARDS .......................................................... 10 4. VESTING OF AWARDS ................................................................................ 10 5. ENTITLEMENT TO DIVIDEND EQUIVALENTS ...................................... 11 6. RIGHTS OF PARTICIPANTS DURING THE RETENTION PERIOD ........ 11 7. TRANSFER OF RETAINED SHARES .......................................................... 12 8. LEAVERS ........................................................................................................ 13 9. ISSUE, TRANSFER OR LISTING OF SHARES .......................................... 14 10. DEALING RESTRICTIONS ........................................................................... 14 11. LAPSE OF AWARDS ..................................................................................... 14 12. CORPORATE EVENTS ................................................................................. 15 13. ROLLOVER OF AWARDS ............................................................................ 16 14. ADJUSTMENTS OF AWARDS ..................................................................... 17 15. MALUS AND CLAWBACK .......................................................................... 18 16. TAXATION ..................................................................................................... 18 17. PLAN LIMITS ................................................................................................. 18 18. AMENDMENT AND ADMINISTRATION .................................................. 19 19. GENERAL ....................................................................................................... 20 20. GOVERNING LAW ....................................................................................... 21

RULES APPLICABLE TO AWARDS GRANTED ON OR AFTER 26 JULY 2023 934 1. GRANT OF AWARDS 1.1 The Committee shall, in its absolute discretion, determine which Executives (if any) will be selected for the grant of an Award. Awards may then be granted to selected Executives during a Grant Period. 1.2 An Executive may be granted any form of Award or any combination of Awards. The Committee shall determine whether any Award will take the form of an Option, a Conditional Award or a Phantom Award. Each Award shall be evidenced by an Award Certificate issued by the Company or such other documentation as the Committee may determine in its absolute discretion. 1.3 Prior to the granting of any Awards, the Committee may, in its absolute discretion, enter into a deed poll recording its intention to grant Awards and agreeing to be bound by the Award Certificates issued pursuant to rule 1.2 above. 1.4 No payment shall be required for the grant of an Award. 1.5 No Award shall be granted under the Plan more than ten years after the Approval Date. 1.6 Every Award granted under this Plan shall be personal to the Participant to whom it is granted and, except to the extent necessary to enable a personal representative to realise the Award following the death of a Participant, neither the Award nor the benefit of that Award may be transferred, assigned, charged or otherwise alienated. An Award will lapse immediately if the Participant to whom it was made purports to transfer, charge or otherwise alienate that Award otherwise than as permitted by this rule 1.6. 1.7 The grant of any Award under the Plan shall be subject to any applicable Dealing Restrictions. 2. PERFORMANCE CONDITIONS 2.1 The Vesting of all Awards will be dependent upon the satisfaction of Performance Conditions that are considered by the Committee to be appropriate to the strategic objectives of the Group. The Committee can set different Performance Conditions for Awards granted in different years (in terms of the type of condition, the weighting given to that condition and the targets applicable to each condition) provided that, in the reasonable opinion of the Committee, the Performance Conditions are not materially less challenging from any one Award to the next. 2.2 An Award will Vest as to the percentage of Shares (or, in the case of an Award which is granted in the form of a Phantom Award, notional Shares) determined in accordance with the Performance Conditions. 2.3 The Committee may determine that an Award should be subject to multiple Performance Conditions or that an Award should be sub-divided and that each part be subject to a different condition. 2.4 The Committee may vary the Performance Conditions applying to existing Awards if an event occurs or there are circumstances (for example, an acquisition or disposal of a business or a significant part of a business) such that the conditions are no longer a fair measure of performance provided that, in the reasonable opinion of the Committee, the new conditions are not materially less challenging than the original conditions

1034 would have been but for the event or circumstances in question. In exercising any power to vary the Performance Conditions, the Committee will have regard to ensuring fairness between Participants and shareholders. 2.5 The Committee shall, as soon as reasonably practicable, notify a Participant of any determination made under rule 2.4. 2.6 An Award shall lapse to the extent the Performance Conditions are not met at the relevant Vesting Date. 3. INDIVIDUAL LIMITS ON AWARDS 3.1 The maximum aggregate value of Awards which an Executive may be granted in respect of any Financial Year shall be determined by reference to the maximum grant permitted for the Chief Executive Officer in accordance with the Company’s Remuneration Policy, as amended from time to time. The Committee shall have absolute discretion as to how the maximum ‘aggregate value’ of an Award is determined taking account of the need to balance the interests of shareholders, the Company and Executives, including but not limited to using the total Market Value averaged over the last quarter of the Financial Year immediately preceding the Date of Grant and the total Market Value averaged over a number of Dealing Days immediately preceding the Date of Grant. 3.2 If the grant of any Award would result in the breaching of the limit in rule 3.1, that Award shall be treated as taking effect over the maximum number of Shares over which it could have been granted without breaching such limit. 4. VESTING OF AWARDS 4.1 Save as otherwise permitted in these rules, and subject to any applicable Retention Period, an Award shall Vest: (a) on the Vesting Date; (b) to the extent that the Performance Conditions which apply to that Award have been met; and (c) provided that the Participant has remained an Executive during the relevant Performance Period and until the Vesting Date. 4.2 Subject to any Dealing Restrictions, Shares comprised in a Vested Conditional Award will be issued or transferred to the Participants subject to any arrangements to give effect to the Retention Period in accordance with rules 6 and 7, as soon as reasonably practicable following the Vesting Date. A Participant need take no action to realise a Conditional Award other than pay the Company any amount specified at the Date of Grant to realise the Award. 4.3 Subject to any Dealing Restrictions, Vested Options are exercisable by written notice to the Company in the form required by the Company and payment of any amount specified at the Date of Grant to realise the Award at any time during the period of 6 months following the Vesting Date. A notice of exercise will take effect on the date it is accepted as valid by the Company or, if there are any Dealing Restrictions in place on that date, such later date when all Dealing Restrictions have lifted. Subject to any

1134 Dealing Restrictions and any arrangements to give effect to the Retention Period in accordance with rules 6 and 7, the Shares comprised in a Vested Option will be issued or transferred to the Participant as soon as reasonably practicable following the date the notice of exercise takes effect. 4.4 Vested Phantom Awards shall be satisfied in the next available payroll following the Vesting Date by a payment equal to the Market Value of the Vested notional Shares under the Phantom Award on the Vesting Date. 4.5 Save as otherwise provided in these rules, an Award shall lapse automatically on the Participant ceasing to be an Executive at any time before the Vesting Date applicable to the Award. 4.6 Notwithstanding the above, a Participant’s Award shall not Vest if they are suspended from their employment by reason of suspected Misconduct at the Vesting Date or if the Committee has reason to believe that there are circumstances that could give rise to the application of rule 15 and shall only Vest on such date as the Participant is found not to have committed such Misconduct or the Committee has determined that there are no circumstances that would justify the application of rule 15. 5. ENTITLEMENT TO DIVIDEND EQUIVALENTS 5.1 The Committee may in its discretion grant an Award on the basis that it carries Dividend Equivalents. 5.2 If an Award has been granted on the basis that it carries Dividend Equivalents, the Participant will, subject to rule 5.4, be entitled to additional Shares, equal in value to the dividends which would have been paid on the Shares which have Vested during the Vesting Period, such Dividend Equivalent to accrue on the relevant record date for an interim or final dividend in respect of Shares and to be paid on or around the date an Award is satisfied by the Company. 5.3 The additional Shares to which the Participant becomes entitled under rule 5.2 will be calculated in such manner as the Committee in its absolute discretion determines including whether it will be calculated by reference only to ordinary dividends and without regard to special dividends or distributions, super dividends or dividends-in- specie. In making any determination the Committee shall have regard to the effect of the dividend on the value of an Award and whether the Award is otherwise being adjusted in connection with payment of the dividend. 5.4 Instead of issuing or transferring additional Shares, the Committee may in its absolute discretion satisfy any entitlement to Dividend Equivalents arising in accordance with rule 5.2 by giving a cash payment with an equivalent value as determined at the time of Vesting. 5.5 For the avoidance of doubt, any payment referred to in this rule 5 does not represent an entitlement to actual dividends on the underlying Shares, by reason of the Participant not being the beneficial owner of the Shares at that time. 6. RIGHTS OF PARTICIPANTS DURING THE RETENTION PERIOD 6.1 Following the Vesting Date, a sufficient number of Vested Shares and Dividend Equivalents may be sold on the Participant’s behalf in order to discharge any tax and

1234 social security liabilities that arise on vesting of the Award. Any shares not sold shall become Retained Shares for the purposes of this rule 6. 6.2 The Committee shall procure that the Retained Shares shall be held by the Registered Holder on behalf of the Participant under the terms of this Plan until the Transfer Date. 6.3 Subject to the retention obligation under rule 6.2 above, the Participant shall be beneficial owner of the Retained Shares with effect from the Vesting Date. The Participant shall enjoy all rights attaching to the Retained Shares (including dividend and voting rights in respect of such Shares) except rights attaching to Shares by reference to a record date preceding the Vesting Date. 6.4 Shares or other securities issued to the Registered Holder in respect of Retained Shares shall be retained by the Registered Holder as if they were the Retained Shares from which they derive. In the event of a rights issue, the Registered Holder may, if the Participant requests, transfer to the Participant any Shares or other securities acquired with funds provided by the Participant. 7. TRANSFER OF RETAINED SHARES 7.1 Save as otherwise provided in these rules the Transfer Date shall be the date on which the Retention Period expires. 7.2 If on the date the Retention Period would otherwise expire, the Participant is suspended from their employment by reason of suspected Misconduct, the Retention Period shall only expire on such date as there is a final finding by the Company in respect of that suspected Misconduct. 7.3 Where a Participant ceases to be an employee of a member of the Group due to a reason stated in rules 8.1 and 8.2, the Transfer Date shall be: (a) where the Termination Date occurs during the Retention Period, 12 months after the Termination Date unless the Committee decides otherwise at its absolute discretion pursuant to rule 7.5; and (b) where the Termination Date occurs during the Performance Period, 12 months after the Vesting Date unless the Committee in its absolute discretion determines otherwise. 7.4 As soon as practicable after the Transfer Date, the Company shall procure the transfer to each Participant of the full legal and beneficial ownership of the Retained Shares held on his behalf free from any liens, charges or encumbrances. 7.5 At the request of a Participant, the Committee may at its absolute discretion agree to the transfer to the Participant of some or all of the Retained Shares held on his behalf before the Transfer Date in the following circumstances: (a) the Participant dies and the Company has received satisfactory evidence of the grant of probate in respect of the deceased Participant's estate; (b) the occurrence of any of the corporate transactions set out in rule 12 of the Plan; or

1334 (c) the Committee resolves in its absolute discretion that Retained Shares should be released to the Participant. 8. LEAVERS 8.1 Death. If a Participant dies, Awards granted to him/her will Vest on the Termination Date in accordance with rule 8.4. 8.2 Other Leavers. Where a Participant ceases to be an Eligible Employee at any time before the Vesting Date applicable to his Award by reason of: (a) redundancy; (b) injury, disability or ill-health (evidenced to the satisfaction of the Committee); (c) his/her employing company ceasing to be under the Control of the Company; (d) the business (or part of a business) in which he is employed being transferred to a person who is not a member of the Group; or (e) any other reason at the discretion of the Committee, his/her Award shall continue, and will Vest on the original Vesting Date in accordance with rule 8.3, save that the Committee may determine that an Award shall instead Vest on the Termination Date in accordance with rule 8.4. Where an Award is subject to more than one Performance Condition, the Committee may treat each discrete part of the Award that is subject to a particular Performance Condition as a separate Award with the result that the Committee may determine that part of an Award shall continue and Vest on the original Vesting Date in accordance with rule 8.3 and that part of an Award shall Vest on the Termination Date. 8.3 Delayed Vesting. Where, by reason of rule 8.2, an Award Vests in accordance with this rule 8.3, the number of Vested Shares shall be determined by the Committee by reference to: (a) the application of the Performance Condition at the original Vesting Date; and (b) multiplying the resulting number of Shares or Notional Shares by the fraction A/B (where A is the number of complete months from the Date of Grant to the Termination Date and which shall not be greater than the total number of months in the Vesting Period and B is 36 or such other number as is equal to the number of months in the Vesting Period), save that the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction. 8.4 Immediate Vesting. Where, by reason of rule 8.1 or rule 8.2, an Award Vests in accordance with this rule 8.4 the number of Vested Shares shall be determined by the Committee by reference to: (a) the application of the Performance Condition at the Termination Date, or at such other date (whether later or earlier) within a reasonable period of the Termination Date on which data is available in the ordinary course to allow the testing of Performance Conditions; and

1434 (b) multiplying the resulting number of Shares or Notional Shares by the fraction A/B (where A is the number of complete months from the Date of Grant until the Termination Date and which shall not be greater than the total number of months in the Vesting Period and B is 36 or equal to such other number of months in the original Vesting Period), save that in any particular case, the Committee may, in its absolute discretion, disapply in whole or in part the application of the time pro-rating fraction. 8.5 If a Participant ceases employment in any circumstances other than those described at rules 8.1 or 8.2, his unvested Awards shall lapse automatically on the Termination Date. 8.6 For the avoidance of doubt, where a Participant ceases employment and has Shares that are subject to a Retention Period, that Retention Period shall continue irrespective of the reason for cessation of employment with Shares being transferred on the Transfer Date in accordance with rule 7. 8.7 Meaning of ceasing employment. For the purposes of this rule 8, a Participant shall not be treated as ceasing to be an Executive until he or she ceases to be employed by or hold office with the Company or any member of the Group. The reason for the termination of employment of a Participant shall be determined by reference to rule 8.1 and 8.2 regardless of whether such termination was lawful or unlawful (and howsoever caused). 9. ISSUE, TRANSFER OR LISTING OF SHARES 9.1 The Committee shall issue or procure the transfer of Shares to be allotted or transferred pursuant to: (i) the realisation of a Conditional Award within 30 days following the Vesting Date of the Award; and (ii) pursuant to the exercise of an Option, within 30 days of receipt of the notice of exercise by the Company. 9.2 Shares to be issued or transferred pursuant to the Plan will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the Vesting Date. 9.3 For so long as the Shares are admitted to Listing, application will be made for any newly issued ordinary shares to be admitted to such listing and admitted to trading on the relevant stock exchange. 10. DEALING RESTRICTIONS 10.1 Notwithstanding any other rule of this Plan, no Award shall be granted, Vest, exercised, adjusted or satisfied (as applicable) if (i) it would be prohibited by any Dealing Restriction or (ii) the sale of any Shares to meet any Tax liability as a consequence of such grant, Vesting, exercise, adjustment or satisfaction (as applicable) would be prohibited by any Dealing Restriction. 11. LAPSE OF AWARDS 11.1 Awards shall lapse upon the occurrence of the earliest of the following events: (a) to the extent that it is determined by the Committee that the Performance Conditions applicable to an Award have not been met following the expiry of the relevant Performance Period, the expiry of that Performance Period;

1534 (b) the Participant ceasing to be an Executive other than in the circumstances specified in rules 8.1 or 8.2; (c) in relation to an Award which is granted in the form of an Option, 6 months following the Vesting Date; (d) the expiry of any relevant period specified in rule 12; (e) unless the Committee determines otherwise, the Participant being deprived of the legal or beneficial ownership of the Award by operation of law, or doing or omitting to do anything which causes them to be so deprived including becoming or being declared bankrupt; (f) any purported transfer of an Award otherwise than as permitted by rule 1.6; or (g) to the extent that the Participant fails to realise the Award under rule 8. 12. CORPORATE EVENTS Takeover and Liquidation 12.1 This rule 12 applies if: (a) any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making: (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or (ii) a general offer to acquire all of the Shares; (b) any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Part 26 of the Companies Act 2006 or its equivalent under applicable law; (c) any person becomes bound or entitled to acquire Shares in the Company under sections 974 to 991 inclusive of the Companies Act 2006 or its equivalent under applicable law; or (d) notice is given of a resolution for the voluntary or compulsory winding-up of the Company, (each a Relevant Event). 12.2 Where this rule 12 applies and subject to rules 12.3, 12.4 and 13.1 below, all outstanding Awards will automatically Vest and, in the case of an Award granted in the form of an Option shall be automatically exercised on the Relevant Date provided that any exercise price payable by the Participant on exercise is equal to or less than the relevant offer price or consideration (as determined by the Committee). Where this rule 12 applies, and subject to rules 12.3, 12.4 and 13.1 below, any outstanding Awards granted in the form of Options that are not exercised on the Relevant Date shall lapse automatically. Proportion of Award that Vests

1634 12.3 The number of Shares in respect of which the Award Vests shall be determined by the Committee by reference to: (a) the application of the Performance Condition at the Relevant Date; and (b) multiplying the resulting number of Shares or Notional Shares by the fraction A/B (where A is the number of complete months from the Date of Grant until the Relevant Date and which shall not be greater than the total number of months in the Vesting Period and B is 36 or equal to such other number of months in the original Vesting Period), save that in any particular case, the Committee may, in its absolute discretion, disapply, in whole or in part, the application of the time pro-rating fraction. 12.4 Without prejudice to the operation of rule 13, Awards shall not Vest or be exercised without the consent of the Committee under the foregoing provisions of this rule 12 if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event. Unless the Committee determines otherwise in its absolute discretion, an Award will in such circumstances be exchanged for an equivalent award in accordance with rule 13 below and notice of a replacement award shall be issued to each affected Participant accordingly. Demerger 12.5 If the Committee becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super-dividend or other transaction which, in the opinion of the Committee, would affect the current or future value of any Awards, the Committee, acting fairly, reasonably and objectively, may in its absolute discretion allow some or all Awards to be realised in accordance with rule 12.3. The Committee shall specify the period in which such Awards shall be realisable and whether such Awards shall lapse at the end of the specified period. 12.6 Where a Participant ceases to be employed by a member of the Group at any time before the Vesting Date applicable to an Award by reason of the demerger by the Company of the business or division in which they are employed, the Committee may determine for some or all Participants leaving the Group as a result of the demerger that part or all of the Award shall vest and/or that Awards held by such Participants should be rolled over into equivalent awards over shares in the demerged company (or such terms as the Committee shall agree with that company). This is without prejudice to the operation of the provisions in rule 12.5 or 8.2 in the event of a demerger. 13. ROLLOVER OF AWARDS 13.1 If any other business entity (the acquiring company): (a) obtains Control of the Company as a result of making: (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or (ii) a general offer to acquire all the Shares; or

1734 (b) proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Part 26 of the Companies Act 2006 or its equivalent under applicable law; or (c) becomes bound or entitled to acquire shares in the Company under sections 974 to 991 inclusive of the Companies Act 2006 or their equivalent under applicable law, and the acquiring company notifies Participants of an offer of a replacement Award, then, on the Relevant Date, for any Award which has not lapsed (the old award) a Participant may elect to release and accept in consideration of that release an award (the new award) which (in the opinion of the Committee) is equivalent to the old award but relates to shares in a different company (whether the acquiring company itself or another company) (the new grantor). 13.2 The provisions of the Plan shall be construed as if: (a) the new award were an award granted under the Plan at the same time as the old award; (b) references to the Company in the rules were references to the new grantor; (c) references to the Committee in the rules were references to the board of directors of the new grantor or any duly authorised committee thereof; (d) references to Shares were references to shares in the new grantor; and (e) the Vesting Date in relation to the new award was the same as that in relation to the old award. 13.3 The Committee may make such adjustments to the Performance Condition applicable to the new award as it, in its absolute discretion, considers appropriate. 13.4 Subject to rule 12.4, if notice is given by an acquiring company under rule 13.1 and a Participant does not elect to release an old award and accept in consideration for that release a new award, the old award will vest and be exercised in accordance with rule 12.2. 14. ADJUSTMENTS OF AWARDS 14.1 In the event of any Capital Reorganisation (or the implementation by the Company of a demerger or payment of a super dividend which would otherwise materially affect the value of an Award) the Committee may adjust the number of Shares subject to Awards (including, for the avoidance of doubt, Vested Shares in respect of which any Award has been realised but Shares have not yet been transferred to the Participant) to such extent and in such manner as it thinks fit. 14.2 Any adjustments to Awards made pursuant to rule 14.1 shall be notified to the relevant Participants as soon as is reasonably practicable and the Committee may call in, cancel, endorse, issue or re-issue any Award certificate as a result of that adjustment.

1834 15. MALUS AND CLAWBACK 15.1 Notwithstanding any provision in these rules or in any Award Certificate, Awards are subject to the Malus and Clawback Policy and by accepting an Award, a Participant agrees to be bound by the terms of that policy. 16. TAXATION 16.1 Any liability of a Participant to Tax or social security contributions in respect of an Award (including, for the avoidance of doubt, any cash amount paid under these rules) shall be for the account of the relevant Participant, and the release of any Shares the subject of a Conditional Award or the exercise of any Option shall be conditional on the Participant complying with any arrangements specified by the Company or the Trustees for the payment of taxation and any social security contributions (including, without limitation, the sale of sufficient Shares to enable the Company or the Trustees or any employing company in the Group to satisfy its obligations in respect of deduction of taxation and employee’s social security contributions at source). 16.2 The Company or, where the Committee so directs, any member of the Group, will pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the Vesting of a Share Award or exercise of an Option under the Plan. 17. PLAN LIMITS 17.1 No Award shall be granted under the Plan to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the realisation of that Award and any other Award granted at the same time, when added to the number of Shares that: (a) could be issued on the realisation of any subsisting awards or options granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company; and (b) have been issued on the realisation of any awards or options granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company, would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue. 17.2 No Award shall be granted under the Plan to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the realisation of that Award and any other Award granted at the same time, when added to the number of Shares that: (a) could be issued on the realisation of any subsisting awards or options granted during the preceding ten years under the Plan or any other discretionary share plans adopted by the Company; and (b) have been issued on the realisation of any awards or options granted during the preceding ten years under the Plan or any other discretionary share plans adopted by the Company,

1934 would exceed 5 per cent of the ordinary share capital of the Company for the time being in issue. 17.3 Reference in this rule 17 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment but not the transfer of Shares. Transfers of Treasury Shares shall also count towards the percentage limits set out in rules 17.1 and 17.2 above for so long as UK institutional shareholder guidelines recommend this. 17.4 In determining the above limits no account shall be taken of any Shares attributable to an Award which was released, lapsed, forfeited or otherwise became incapable of realisation. 18. AMENDMENT AND ADMINISTRATION 18.1 The decision of the Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Awards. 18.2 The Committee may amend any of the provisions of the Plan in any way it thinks fit, PROVIDED THAT: (a) the Committee shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of Participants who, if they realised their Awards in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon realisation in full of all outstanding Awards; and (b) no amendment which, in the reasonable opinion of the Committee, is to the advantage of Executives or Participants may be made to: (i) the definition of Executive; (ii) the limitations on the number of Shares subject to the Plan; (iii) the maximum entitlement of an Executive under the Plan; (iv) the basis for determining a Participant’s entitlement to Shares under the Plan; (v) the terms of Shares to be provided under the Plan; and (vi) the adjustment provisions of the Plan, without the prior approval of the Company in general meeting except: (aa) in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or for any member of the Group; or (bb) as otherwise permitted under these rules. 18.3 Notwithstanding any other provision of the Plan, the Committee may establish appendices to the Plan for the purpose of granting Awards to Executives who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control, securities laws or other applicable laws provided that

2034 any Shares made available under such appendices shall count towards the limits set out in rule 17. 19. GENERAL 19.1 Any member of the Group may provide money to the Trustee or any other person to enable them or him/her to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for the purposes, to the extent permitted by any applicable law. 19.2 The Plan shall terminate on 27 May 2030 or at any earlier time by the passing of a resolution by the Committee or an ordinary resolution of the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants. 19.3 An Award will not constitute a contract of employment. The rights and obligations of any individual under the terms of their office or employment with the Group shall not be affected by their participation in the Plan or any right they may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of their office or employment with any company for any reason whatsoever (whether lawfully or unlawfully), insofar as those rights arise or may arise from their ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this rule 19.3 and the Participant’s terms of employment, this rule will take precedence. 19.4 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of Company shares, bonds, debentures, preferred or prior preference stocks ahead of, or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. 19.5 Any notice or other document which has to be given to a Participant under or in connection with the Plan may be (i) delivered or sent by post to him at his home address according to the records of his employing company, (ii) sent by email to any email address according to the records of his employing company or, in either case, such other address as may appear to the Company to be appropriate, or (iii) provided electronically through a website hosted by the Company or an agent of the Company, provided that the Participant is notified by email or post that such notice or document has been or will be provided in this manner. 19.6 Notices sent by post to a Participant will be deemed to have been given on the day after the date of posting. Notices sent by email, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending. 19.7 Notices provided through a website will be deemed to have been received on the day they are posted on the website or, if later, the day the Participant is deemed in accordance with rule 19.6 to have received the notification that the notice has been provided there.

2134 19.8 Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants) or sent by email to any email address notified to the sender. 19.9 All Share certificates, Award certificates and other communications relating to the Plan will be sent at the Participant’s risk. 19.10 Benefits under the Plan shall not be pensionable. 19.11 Any Shares acquired under the Plan will be subject to the Articles of Association of the Company as amended from time to time. 19.12 The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan, which will remain in full force and effect. 19.13 Nothing in this Plan confers any benefit, right or expectation on a person who is not an Executive. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist. 19.14 The decision of the Committee in any dispute or question concerning the interpretation, construction or effect of the Plan or any other questions arising in connection with the Plan shall be final and conclusive. 19.15 By participating in the Plan, the Participant’s attention is drawn to the data privacy information of the Company, which sets out how the Participant’s personal data will be used and shared by the Company and other Group Companies. The data privacy information does not form part of these rules and may be updated from time to time. Any such updates shall be notified to the Participant. 20. GOVERNING LAW 20.1 These rules and any non-contractual obligations arising out of or in connection with these rules shall be governed by, and interpreted in accordance with, English law. 20.2 The English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with these rules including, without limitation, disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, these rules; and (ii) any non-contractual obligations arising out of or in connection with these rules. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

RULES APPLICABLE TO AWARDS GRANTED ON OR AFTER 26 JULY 2023 2234 PART 2 EDIP Deferred Bonus Element

CONTENTS CLAUSE PAGE 2334 1. GRANT OF AWARDS ................................................................................... 24 2. VESTING OF AWARDS ................................................................................ 25 3. ENTITLEMENT TO DIVIDEND EQUIVALENTS ...................................... 25 4. LEAVERS ........................................................................................................ 26 5. ISSUE, TRANSFER OR LISTING OF SHARES .......................................... 27 6. DEALING RESTRICTIONS ........................................................................... 27 7. CORPORATE EVENTS ................................................................................. 27 8. ROLLOVER OF AWARDS ............................................................................ 29 9. ADJUSTMENTS OF AWARDS ..................................................................... 30 10. MALUS AND CLAWBACK .......................................................................... 30 11. TAXATION ..................................................................................................... 30 12. PLAN LIMITS ................................................................................................. 30 13. AMENDMENT AND ADMINISTRATION .................................................. 31 14. GENERAL ....................................................................................................... 32 15. GOVERNING LAW ....................................................................................... 34

2434 1. GRANT OF AWARDS 1.1 Subject to this rule 1, the Committee may, during a Grant Period, grant an Award to any Executive who at any time during the Financial Year immediately preceding the proposed Date of Grant (the Bonus Year) was a participant in any annual bonus plan operated by the Company or any Group Company. 1.2 An Executive may be granted any form of Award or any combination of Awards. The Committee shall determine whether any Award will take the form of an Option, a Conditional Award or a Phantom Award. Each Award shall be evidenced by an Award Certificate issued by the Company or such other documentation as the Committee may determine in its absolute discretion. 1.3 The Committee shall determine in respect of each Executive a notional amount comprising the value of any annual bonus that is to be satisfied as Shares under an Award (the Notional Amount). For the avoidance of doubt, the determination of the Notional Amount shall not represent an entitlement of an Executive to a bonus. 1.4 The number of Shares or Notional Shares subject to the Award will be set by dividing the Notional Amount, expressed on a pre-tax basis, by the Market Value of a Share averaged over such Dealing Days as the Committee may determine taking account of the need to balance the interests of shareholders, the Company and Executives, including but not limited to the three business days following the announcement of the Company’s results for the previous Financial Year. 1.5 The Committee shall on or prior to the Date of Grant determine: a) the number of Shares or Notional Shares subject to the Award, in accordance with rule 1.4; b) the period for which the Award must be held before it Vests (the Deferral Period), which shall be the period of three years from 1 January of the Financial Year following that to which an Executive’s annual bonus relates or such other period or periods as the Committee considers is appropriate; c) whether the Award will accrue Dividend Equivalents and the basis on which it shall do so pursuant to rule 3; and d) any other restrictions or requirements that the Committee determines are appropriate. 1.6 Prior to the granting of any Awards, the Committee may, in its absolute discretion, enter into a deed poll recording its intention to grant Awards and agreeing to be bound by the Award Certificates issued pursuant to rule 1.2 above. 1.7 No payment shall be required for the grant of an Award. 1.8 No Award shall be granted under the Plan more than ten years after the Approval Date. 1.9 Every Award granted under this Plan shall be personal to the Participant to whom it is granted and, except to the extent necessary to enable a personal representative to realise the Award following the death of a Participant, neither the Award nor the benefit of

2534 that Award may be transferred, assigned, charged or otherwise alienated. An Award will lapse immediately if the Participant to whom it was made purports to transfer, charge or otherwise alienate that Award otherwise than as permitted by this rule 1.6. 1.10 The grant of any Award under the Plan shall be subject to any applicable Dealing Restrictions. 2. VESTING OF AWARDS 2.1 Save as otherwise permitted in these rules, an Award shall Vest: a) on the Vesting Date; and b) provided that the Participant has remained an Executive during the period to the Vesting Date. 2.2 Subject to any Dealing Restrictions, Shares comprised in a Vested Conditional Award will be issued or transferred to the Participant as soon as reasonably practicable following the Vesting Date. A Participant need take no action to realise a Conditional Award other than pay the Company any amount specified at the Date of Grant to realise the Award. 2.3 Subject to any Dealing Restrictions, Vested Options are exercisable by written notice to the Company in the form required by the Company and payment of any amount specified at the Date of Grant to realise the Award at any time during the period of 6 months following the Vesting Date. A notice of exercise will take effect on the date it is accepted as valid by the Company or, if there are any Dealing Restrictions in place on that date, such later date when all Dealing Restrictions have lifted. Subject to any Dealing Restrictions in accordance with rule 6 below, the Shares comprised in a Vested Option will be issued or transferred to the Participant as soon as reasonably practicable following the date the notice of exercise takes effect. 2.4 Vested Phantom Awards shall be satisfied in the next available payroll following the Vesting Date by a payment equal to the Market Value of the Vested notional Shares under the Phantom Award on the Vesting Date. 2.5 Notwithstanding the above, a Participant’s Award shall not Vest if they are suspended from their employment by reason of suspected Misconduct or the Committee has reason to believe that there are circumstances that could give rise to the application of rule 10 and shall only Vest on such date as the Participant is found not to have committed such Misconduct or the Committee has determined that there are no circumstances that would justify the application of rule 10. 3. ENTITLEMENT TO DIVIDEND EQUIVALENTS 3.1 The Committee may in its discretion grant an Award on the basis that it carries Dividend Equivalents. 3.2 If an Award has been granted on the basis that it carries Dividend Equivalents, the Participant will, subject to rule 3.4, be entitled to additional Shares, equal in value to the dividends which would have been paid on the Shares which have Vested during the

2634 Deferral Period, such Dividend Equivalent to accrue on the relevant record date for an interim or final dividend in respect of Shares and to be paid on or around the date an Award is satisfied by the Company. 3.3 The additional Shares to which the Participant becomes entitled under rule 3.2 will be calculated in such manner as the Committee in its absolute discretion determines including whether it will be calculated by reference only to ordinary dividends and without regard to special dividends or distributions, super dividends or dividends-in- specie. In making any determination the Committee shall have regard to the effect of the dividend on the value of an Award and whether the Award is otherwise being adjusted in connection with payment of the dividend. 3.4 Instead of issuing or transferring additional Shares, the Committee may in its absolute discretion satisfy any entitlement to Dividend Equivalents arising in accordance with rule 3.2 by giving a cash payment with an equivalent value as determined at the time of Vesting. 3.5 For the avoidance of doubt, any payment referred to in this rule 3 does not represent an entitlement to actual dividends on the underlying Shares, by reason of the Participant not being the beneficial owner of the Shares at that time. 4. LEAVERS 4.1 If a Participant ceases to be an employee of a member of the Group for any reason prior to the end of the Deferral Period or, at the Date of Grant has already ceased to be an employee of a member of the Group, the Participant’s Award shall be preserved and shall vest at the end of such Deferral Period (provided that, in the event that a Participant is dismissed for Cause, the Shares comprised in his/her Award shall lapse on termination of employment). 4.2 Notwithstanding rule 4.1 above, if a Participant ceases to be an employee of a member of the Group for any reason before the end of the Deferral Period, the Committee has the discretion to determine that his/her Award shall Vest on the Termination Date and: (a) apply a pro rata reduction to the number of Vested Shares based on the period of time after the Date of Grant and ending on the Termination Date relative to the period of three years; or (b) decide, acting fairly and reasonably, that the reduction in the number of Vested Shares under rule 4.2(a) is inappropriate in any particular case when it shall increase the number of Vested Shares to such higher number as it decided provided that number does not exceed the number of Shares determined under rule 1.4. 4.3 A Participant will not cease to be an Executive for the purposes of this rule 4 if they cease to be employed by a member of the Group but continue to be or are immediately afterwards employed by another member of the Group. 4.4 Where a Participant ceases to be employed by a member of the Group at any time before the Vesting Date applicable to an Award by reason of the demerger by the Company

2734 of the business or division in which they are employed, the Committee may determine for some or all Participants leaving the Group as a result of the demerger that part or all of the Award shall vest and/or that Awards held by such Participants should be rolled over into equivalent awards over shares in the demerged company (or such terms as the Committee shall agree with that company). 5. ISSUE, TRANSFER OR LISTING OF SHARES 5.1 The Committee shall issue or procure the transfer of Shares to be allotted or transferred pursuant to: (i) the realisation of a Conditional Award within 30 days following the Vesting Date of the Award; and (ii) pursuant to the exercise of an Option, within 30 days of receipt of the notice of exercise by the Company. 5.2 Shares to be issued or transferred pursuant to the Plan will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the Vesting Date. 5.3 For so long as the Shares are admitted to Listing, application will be made for any newly issued ordinary shares to be admitted to such listing and admitted to trading on the relevant stock exchange. 6. DEALING RESTRICTIONS 6.1 Notwithstanding any other rule of this Plan, no Award shall be granted, Vest, be exercised, adjusted or satisfied (as applicable) if (i) it would be prohibited by any Dealing Restriction or (ii) the sale of any Shares to meet any Tax liability as a consequence of such grant, Vesting, exercise, adjustment or satisfaction (as applicable) would be prohibited by any Dealing Restriction. 7. CORPORATE EVENTS Takeover and Liquidation 7.1 This rule 7 applies if: (a) any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making: (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or (ii) a general offer to acquire all of the Shares; (b) any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Part 26 of the Companies Act 2006 or its equivalent under applicable law; (c) any person becomes bound or entitled to acquire Shares in the Company under sections 974 to 991 inclusive of the Companies Act 2006 or its equivalent under applicable law; or

2834 (d) notice is given of a resolution for the voluntary or compulsory winding-up of the Company, (each a Relevant Event). 7.2 Where this rule 7 applies and subject to rules 7.3, 7.4 and 8.1 below, all outstanding Awards will automatically Vest and, in the case of an Award granted in the form of an Option shall be automatically exercised on the Relevant Date provided that any exercise price payable by the Participant on exercise is equal to or less than the relevant offer price or consideration (as determined by the Committee). Where this rule 7 applies, and subject to rules 7.3, 7.4 and 8.1 below, any outstanding Awards granted in the form of Options that are not exercised on the Relevant Date shall lapse automatically. Proportion of Award that Vests 7.3 The number of Shares in respect of which the Award Vests shall be determined by the Committee by reference to multiplying the resulting number of Shares or Notional Shares by the fraction A/B (where A is the number of complete months from the Date of Grant until the Relevant Date and which shall not be greater than the total number of months in the Deferral Period and B is 36 or equal to such other number of months in the original Deferral Period), save that in any particular case, the Committee may, in its absolute discretion, disapply, in whole or in part, the application of the time pro- rating fraction. 7.4 Without prejudice to the operation of rule 8, Awards shall not Vest or be exercised without the consent of the Committee under the foregoing provisions of this rule 7 if the purpose and effect of the Relevant Event, together with any associated transactions, is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the Relevant Event. Unless the Committee determines otherwise in its absolute discretion, an Award will in such circumstances be exchanged for an equivalent award in accordance with rule 8 below and notice of a replacement award shall be issued to each affected Participant accordingly. Demerger 7.5 If the Committee becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super-dividend or other transaction which, in the opinion of the Committee, would affect the current or future value of any Awards, the Committee, acting fairly, reasonably and objectively, may in its absolute discretion allow some or all Awards to be realised in accordance with rule 7.3. The Committee shall specify the period in which such Awards shall be realisable and whether such Awards shall lapse at the end of the specified period. 7.6 Where a Participant ceases to be employed by a member of the Group at any time before the Vesting Date applicable to an Award by reason of the demerger by the Company of the business or division in which they are employed, the Committee may determine for some or all Participants leaving the Group as a result of the demerger that part or all of the Award shall vest and/or that Awards held by such Participants should be rolled over into equivalent awards over shares in the demerged company (or such terms as the

2934 Committee shall agree with that company). This is without prejudice to the operation of the provisions in rule 7.5 in the event of a demerger. 8. ROLLOVER OF AWARDS 8.1 If any other business entity (the acquiring company): (a) obtains Control of the Company as a result of making: (i) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or (ii) a general offer to acquire all the Shares; or (b) proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Part 26 of the Companies Act 2006 or its equivalent under applicable law; or (c) becomes bound or entitled to acquire shares in the Company under sections 974 to 991 inclusive of the Companies Act 2006 or their equivalent under applicable law, and the acquiring company notifies Participants of an offer of a replacement Award, then, on the Relevant Date, for any Award which has not lapsed (the old award) a Participant may elect to release and accept in consideration of that release an award (the new award) which (in the opinion of the Committee) is equivalent to the old award but relates to shares in a different company (whether the acquiring company itself or another company) (the new grantor). 8.2 The provisions of the Plan shall be construed as if: (a) the new award were an award granted under the Plan at the same time as the old award; (b) references to the Company in the rules were references to the new grantor; (c) references to the Committee in the rules were references to the board of directors of the new grantor or any duly authorised committee thereof; (d) references to Shares were references to shares in the new grantor; and (e) the Vesting Date in relation to the new award was the same as that in relation to the old award. 8.3 The Committee may make such adjustments to the Performance Condition applicable to the new award as it, in its absolute discretion, considers appropriate. 8.4 Subject to rule 7.4, if notice is given by an acquiring company under rule 8.1 and a Participant does not elect to release an old award and accept in consideration for that release a new award, the old award will vest and be exercised in accordance with rule 7.2.

3034 9. ADJUSTMENTS OF AWARDS 9.1 In the event of any Capital Reorganisation (or the implementation by the Company of a demerger or payment of a super dividend which would otherwise materially affect the value of an Award) the Committee may adjust the number of Shares subject to Awards (including, for the avoidance of doubt, Vested Shares in respect of which any Award has been realised but Shares have not yet been transferred to the Participant) to such extent and in such manner as it thinks fit. 9.2 Any adjustments to Awards made pursuant to rule 9.1 shall be notified to the relevant Participants as soon as is reasonably practicable and the Committee may call in, cancel, endorse, issue or re-issue any Award certificate as a result of that adjustment. 10. MALUS AND CLAWBACK 10.1 Notwithstanding any provision in these rules or in any Award Certificate, Awards are subject to the Malus and Clawback Policy and by accepting an Award, a Participant agrees to be bound by the terms of that policy. 11. TAXATION 11.1 Any liability of a Participant to Tax or social security contributions in respect of an Award (including, for the avoidance of doubt, any cash amount paid under these rules) shall be for the account of the relevant Participant, and the release of any Shares the subject of a Conditional Award or the exercise of any Option shall be conditional on the Participant complying with any arrangements specified by the Company or the Trustees for the payment of taxation and any social security contributions (including, without limitation, the sale of sufficient Shares to enable the Company or the Trustees or any employing company in the Group to satisfy its obligations in respect of deduction of taxation and employee’s social security contributions at source). 11.2 The Company or, where the Committee so directs, any member of the Group, will pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the Vesting of a Share Award or exercise of an Option under the Plan. 12. PLAN LIMITS 12.1 No Award shall be granted under the Plan to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the realisation of that Award and any other Award granted at the same time, when added to the number of Shares that: (a) could be issued on the realisation of any subsisting awards or options granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company; and (b) have been issued on the realisation of any awards or options granted during the preceding ten years under the Plan or any other Employees’ Share Scheme established by the Company,

3134 would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue. 12.2 No Award shall be granted under the Plan to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the realisation of that Award and any other Award granted at the same time, when added to the number of Shares that: (a) could be issued on the realisation of any subsisting awards or options granted during the preceding ten years under the Plan or any other discretionary share plans adopted by the Company; and (b) have been issued on the realisation of any awards or options granted during the preceding ten years under the Plan or any other discretionary share plans adopted by the Company, would exceed 5 per cent of the ordinary share capital of the Company for the time being in issue. 12.3 Reference in this rule 12 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment but not the transfer of Shares. Transfers of Treasury Shares shall also count towards the percentage limits set out in rules 12.1 and 12.2 above for so long as UK institutional shareholder guidelines recommend this. 12.4 In determining the above limits no account shall be taken of any Shares attributable to an Award which was released, lapsed, forfeited or otherwise became incapable of realisation. 13. AMENDMENT AND ADMINISTRATION 13.1 The decision of the Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Awards. 13.2 The Committee may amend any of the provisions of the Plan in any way it thinks fit, PROVIDED THAT: (a) the Committee shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of Participants who, if they realised their Awards in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon realisation in full of all outstanding Awards; and (b) no amendment which, in the reasonable opinion of the Committee, is to the advantage of Executives or Participants may be made to: (i) the definition of Executive; (ii) the limitations on the number of Shares subject to the Plan; (iii) the maximum entitlement of an Executive under the Plan;

3234 (iv) the basis for determining a Participant’s entitlement to Shares under the Plan; (v) the terms of Shares to be provided under the Plan; and (vi) the adjustment provisions of the Plan, without the prior approval of the Company in general meeting except: (aa) in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or for any member of the Group; or (bb) as otherwise permitted under these rules. 13.3 Notwithstanding any other provision of the Plan, the Committee may establish appendices to the Plan for the purpose of granting Awards to Executives who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control, securities laws or other applicable laws provided that any Shares made available under such appendices shall count towards the limits set out in rule 17. 14. GENERAL 14.1 Any member of the Group may provide money to the Trustee or any other person to enable them or him/her to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for the purposes, to the extent permitted by any applicable law. 14.2 The Plan shall terminate on 27 May 2030 or at any earlier time by the passing of a resolution by the Committee or an ordinary resolution of the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants. 14.3 An Award will not constitute a contract of employment. The rights and obligations of any individual under the terms of their office or employment with the Group shall not be affected by their participation in the Plan or any right they may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of their office or employment with any company for any reason whatsoever (whether lawfully or unlawfully), insofar as those rights arise or may arise from their ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this rule 14.3 and the Participant’s terms of employment, this rule will take precedence. 14.4 The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of Company shares, bonds, debentures, preferred or prior preference stocks ahead of, or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of

3334 the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. 14.5 Any notice or other document which has to be given to a Participant under or in connection with the Plan may be (i) delivered or sent by post to him at his home address according to the records of his employing company, (ii) sent by email to any email address according to the records of his employing company or, in either case, such other address as may appear to the Company to be appropriate, or (iii) provided electronically through a website hosted by the Company or an agent of the Company, provided that the Participant is notified by email or post that such notice or document has been or will be provided in this manner. 14.6 Notices sent by post to a Participant will be deemed to have been given on the day after the date of posting. Notices sent by email, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending. 14.7 Notices provided through a website will be deemed to have been received on the day they are posted on the website or, if later, the day the Participant is deemed in accordance with rule 14.6 to have received the notification that the notice has been provided there. 14.8 Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants) or sent by email to any email address notified to the sender. 14.9 All Share certificates, Award certificates and other communications relating to the Plan will be sent at the Participant’s risk. 14.10 Benefits under the Plan shall not be pensionable. 14.11 Any Shares acquired under the Plan will be subject to the Articles of Association of the Company as amended from time to time. 14.12 The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan, which will remain in full force and effect. 14.13 Nothing in this Plan confers any benefit, right or expectation on a person who is not an Executive. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist. 14.14 The decision of the Committee in any dispute or question concerning the interpretation, construction or effect of the Plan or any other questions arising in connection with the Plan shall be final and conclusive. 14.15 By participating in the Plan, the Participant’s attention is drawn to the data privacy information of the Company, which sets out how the Participant’s personal data will be used and shared by the Company and other Group Companies. The data privacy

3434 information does not form part of these rules and may be updated from time to time. Any such updates shall be notified to the Participant. 15. GOVERNING LAW 15.1 These rules and any non-contractual obligations arising out of or in connection with these rules shall be governed by, and interpreted in accordance with, English law. 15.2 The English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with these rules including, without limitation, disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, these rules; and (ii) any non-contractual obligations arising out of or in connection with these rules. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.